$350,000.00                              AS OF SEPTEMBER 30, 1996

                                PROMISSORY NOTE

                            DO NOT DESTROY THIS NOTE
           WHEN PAID, THIS NOTE MUST BE SURRENDERED FOR CANCELLATION

     FOR VALUE RECEIVED, the undersigned, AMERICAN FINANCIAL HOLDING, INC., a Delaware corporation whose mailing address is P.O. Box 683, Farmington, UT 84025-0683 ("Maker"), hereby promises to pay to the order of KRUSE, LANDA & MAYCOCK, L.L.C., a Utah limited liability company whose mailing address is Eighth Floor, 50 West Broadway, Salt Lake City Utah 84101, ("Payee"), the aggregate unpaid amount due to Payee by Maker as evidenced by regular monthly statements for professional services rendered and costs advanced sent by Payee to Maker in accordance with Payee's regular billing practices, of which Three Hundred Sixteen Thousand Seven Hundred Fifty-Six and 62/100 Dollars ($316,756.62) was due and payable as of September 30, 1996, but in any event not to exceed Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00), together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at the rate of eight percent (8%) per annum.

      The entire unpaid principal and all accrued and unpaid interest shall be due and payable within five days after demand, but in any event on or before March 31, 1997. Payments hereunder shall be made in lawful money of the United States of America to Holder at the Holder's principal place of business.

     Maker reserves the right and privilege of prepaying this Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty. Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed, and then to the unpaid principal balance hereof.

     Any amount not paid when due shall thereafter bear interest until paid, at the rate of twelve percent (12%) per annum.

     Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Payee or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are expressly waived by Maker such events being as follows:

          1. Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five days after notice thereof by Holder or the holder of this Note to Maker;

          2. Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

          3. An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

     Every Maker, endorser, and guarantor of this Note, or the obligation represented hereby, waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition to release of any collateral and of any other party or person primarily or secondarily liable. None of the rights and remedies of Holder hereunder are to be waived or affected by failure or delay to exercise them or the release of any collateral or any part thereof, with or without substitution. All remedies conferred on Holder of this Note shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at Holder's option.

     If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder hereof because of any default in the terms and conditions herein, then in such event, Maker agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder hereof in so doing.

     This Note is secured by the pledge of those four certain promissory notes in the aggregate principal amount of $2,606,139, in which Kenton L. Stanger, Raymond L. Punta, Ray P. Brown, and Tim L. Hansen appear as makers and the Maker of this Note appears as payee. Such collateral assignment is made pursuant to a Pledge Agreement executed contemporaneously with this Note.

     This Note shall be governed by and construed in accordance with the laws of the state of Utah.


                                   AMERICAN FINANCIAL HOLDING, INC.


                                   /s/ Kenton L. Stanger


                                PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into effective the 30th day of September, 1996, by and between AMERICAN FINANCIAL HOLDING, INC., a Delaware corporation, (hereinafter referred to as "Debtor"), and KRUSE, LANDA & MAYCOCK, L.L.C., a Utah limited liability company (hereinafter referred to as "Creditor").

     To secure the due and timely performance of the payment by Debtor to Creditor of the obligation evidenced by that certain promissory note of even date herewith in the aggregate principal amount of $350,000 in which Debtor appears as maker and Creditor appears as payee, all future obligations of the Debtor to the Creditor, and all renewals, extensions, and modifications thereof (the "Obligation"), Debtor hereby pledges, hypothecates, assigns, transfers, sets over, and grants a security interest in and to those certain promissory notes dated as of December 31, 1995, in which (a) Kenton L. Stanger appears as the maker in the amount of $783,213; (b) Raymond L. Punta appears as the maker in the amount of $550,147; (c) Tim L. Hansen appears as the maker in the amount of $652,190; and (d) Ray P. Brown appears as maker in the amount of $665,589, and in each case the Debtor appears as payee (collectively, the "Collateral"). The Collateral shall be delivered as hereinafter provided to be held for and on behalf of Creditor and to be disposed of in accordance with the terms hereof.

     Unless otherwise defined, words used herein shall have the meanings given them in the Utah Uniform Commercial Code as now adopted and as hereafter amended from time to time.

     Debtor will promptly deliver to Creditor the original of the promissory notes constituting the Collateral, together with such other documents, satisfactory in form and substance to the Creditor, with respect to the Collateral as the Creditor may reasonably request to preserve and protect, and to enable the Creditor to enforce its rights and remedies hereunder, and prior to complete payment and satisfaction of the Obligation, Debtor shall not: (a) sell, assign, exchange, or otherwise transfer any of his right in any of the Collateral; (b) create or suffer to exist any lien, security interest, or other charge or encumbrance against the Collateral, except for the pledge hereunder;
(c) make or consent to any amendment or other modification or waiver with respect to any of the Collateral or enter into any agreement or permit to exist any restriction with respect to any of the collateral other than pursuant hereto; (d) take or fail to take any action which would in any manner impair the value or enforceability of Creditor's security interest in any of the collateral; and (e) release, satisfy, or discharge the obligations of the makers of the notes forming the Collateral. In the event any payments are made to Debtor by makers of the notes forming the Collateral, Debtor will immediately endorse and deliver the same to Creditor in the form received. Debtor will instruct the makers of the notes forming the Collateral to make all payments thereunder directly to Creditor until the Obligation is satisfied and thereafter to make payments to Debtor. Any transfer by Debtor of the Collateral shall be subject to the interest of Creditor as a secured party therein.

     In the event of default under the Collateral, Creditor shall be entitled to all of the remedies available under the Utah Uniform Commercial Code.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                Debtor:

                                AMERICAN FINANCIAL HOLDING, INC.


                                /s/ Kenton L. Stanger, President

                                Creditor:

                                KRUSE, LANDA & MAYCOCK, L.L.C.


                                /s/ James R. Kruse, President